EXHIBIT 5.1

June 6, 2022

Cosmos Holdings Inc.

141 West Jackson Blvd.

Suite 4236

Chicago, IL 60604

Re: Registration Statement on Form S-1 (File No. 333-265190)

Ladies and Gentlemen:

We have acted as counsel to Cosmos Holdings Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1 (File No. 333-265190), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on May 24, 2022 (as amended, the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”) for the registration of (i) up to 44,914,285 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and may be relied upon by all purchasers of the Shares in the offering described in the Prospectus (as defined below).

For purposes of rendering that opinion, we have examined: (i) the Registration Statement; (ii) the most recent prospectus included in the Registration Statement on file with the Commission as of the date of this opinion letter; (iii) the Company’s current Amended and Restated Articles of Incorporation (the “Charter”), Correction to Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock (“Certificate”) and Amended and Restated Bylaws (“Bylaws”), each of which has been filed with the Commission (or incorporated by reference) as an exhibit to the Registration Statement; and (iv) the records of the corporate actions of the Company relating to the Registration Statement and the authorization for issuance and sale of the Shares, and matters in connection therewith. We have reviewed such other matters and made such other inquiries as we have deemed necessary to render the opinions expressed herein.

In rendering the opinions set forth herein, we have assumed that (i) all information contained in any and all documents reviewed by us is true, complete and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as original versions are authentic and all documents submitted to us as copies conform to the original versions of those documents; (iv) any draft versions of documents submitted to us conform to the final versions of the documents; (v) each natural person signing any document reviewed by us had the requisite legal capacity to do so; and (vi) the Charter, Certificate, Bylaws and any corporate resolutions and documents, all contain signatures where necessary which are genuine.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

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We express no opinion herein as to the laws of any state or jurisdiction other than Chapter 78 of the Nevada Revised Statutes (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America.

Based upon and subject to the foregoing (and provided also that the Registration Statement and any required post-effective amendment(s) thereto have all become effective under the Securities Act, and provided further that the prospectus included in the Registration Statement that is declared effective by the Commission (the “Prospectus”) required by applicable law has been duly delivered and filed as required by such laws), it is our opinion that:

The Shares are duly authorized for issuance by the Company and, when issued and paid for as described in the Prospectus, will be validly issued, fully paid and non-assessable.

The opinion set forth above is subject to the following additional assumptions:

(i) The Registration Statement and any amendment thereto (including any post-effective amendment) has become effective under the Securities Act, and such effectiveness shall not have been terminated, suspended or rescinded;

(ii) All Shares offered pursuant to the Registration Statement will be issued and sold (a) in compliance with all applicable federal and state securities laws, rules and regulations and solely in the manner provided in the Registration Statement and the Prospectus, and (b) only upon payment of the consideration fixed therefor; and

(iii) To the extent that the obligations of the Company under any agreement pursuant to which any Shares offered pursuant to the Registration Statement are to be issued or governed, including any amendment or supplement thereto, may be dependent upon such matters, we assume for purposes of this opinion letter that (a) each party to any such agreement other than the Company will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that each such other party will be duly qualified to engage in the activities contemplated thereby; (b) each such agreement and the applicable Shares will have been duly authorized, executed and delivered by each such other party and will constitute the valid and binding obligations of each such other party, enforceable against each such other party in accordance with their terms and conditions; (c) each such other party will be in compliance, with respect to acting in any capacity contemplated by any such agreement, with all applicable laws, rules and regulations; and (d) each such other party will have the requisite organizational and legal power and authority to perform its obligations under each such agreement.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may hereafter occur. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this law firm in the related Prospectus under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Carmel, Milazzo & Feil LLP

Carmel, Milazzo & Feil LLP

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